Exhibit 10.1

CORECIVIC, INC.
AMENDED AND RESTATED
2020 STOCK INCENTIVE PLAN

Section 1. Purpose.

This plan shall be known as the CoreCivic, Inc. Amended and Restated 2020 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of CoreCivic, Inc., a Maryland corporation (the “Company”), its Subsidiaries and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish or which are required by applicable legal requirements.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(f) “Change in Control” means, unless otherwise defined in the applicable Award Agreement, any of the following events:

(i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

(ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

(iii) during any period of twelve (12) consecutive months, a majority of the members of the Board or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of the Board or equivalent governing body on the first day of such period, (ii) whose election or nomination to the Board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board or equivalent governing body, or (iii) whose election or nomination to the Board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board or equivalent governing body;

(iv) a complete liquidation or dissolution of the Company; or

(v) the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, (x) unless otherwise provided in an applicable Award Agreement, with respect to Awards constituting a “deferral of compensation” subject to Section 409A of the Code and solely for the purpose of determining the timing of any payments thereunder, a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, and (y) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change of control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means a committee of the Board composed of not less than two Non-Employee Directors, at least two of whom shall qualify as a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, and each of whom shall be “independent” within the meaning of the listing standards of the New York Stock Exchange.

(i) “Consultant” means any consultant to the Company or its Subsidiaries or Affiliates.

(j) “Data” has the meaning set forth in Section 15.15 hereof.

(k) “Director” means a member of the Board.

(l) “Disability” means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

(m) “Effective Date” has the meaning set forth in Section 16.1 hereof.

(n) “Employee” means a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p) “Fair Market Value” with respect to the Shares, means, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other such exchange or market as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported (or in either case, such other price based on actual trading on the applicable date that the Committee determines is appropriate) or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith and by the reasonable application of a reasonable valuation method, by the Board or Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

(q) “Grant Price” means the base price per Share subject to a Stock Appreciation Right with respect to which the value of such Stock Appreciation Right is determined.

(r) “Incentive Stock Option” means an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Any Option that is intended to meet the requirements of Section 422 of the Code, but fails to so qualify for any reason, shall be treated as a Non-Qualified Stock Option.

(s) “Non-Qualified Stock Option” means an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

(t) “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

 (u) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(v) “Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.

(w) “Other Stock-Based Award” means any Award granted under Sections 9 or 10 of the Plan.

(x) “Participant” means any Employee, Director or Consultant who receives an Award under the Plan.

(y) “Performance Award” means any Award granted under Section 8 of the Plan that is subject to the achievement of Performance Objectives.

(z) “Performance Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Awards. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may in its discretion modify such Performance Objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable. A non-exhaustive list of the potential Performance Objectives that may be used for awards under this Plan includes the following (including ratios or other relationships between one or more, or a combination, of the following examples of Performance Objectives, which may be measured on an absolute basis or relative to peer companies or specific business units of peer companies): earnings before interest, taxes, depreciation and/or amortization (“EBITDA”) or adjusted EBITDA; funds from operations (“FFO”) or adjusted FFO; operating income or profit; operating efficiencies; return on equity, assets, capital, capital employed or investment; after tax operating income; net income; earnings or book value per Share; utilization; net investment income; gross profit; loan loss ratios; stock price or total stockholder return; net asset growth; debt reduction; individual performance; environmental, social and governance related objectives; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; any combination thereof.

(aa) “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(bb) “Prior Plan” means the CoreCivic, Inc. Second Amended and Restated 2008 Stock Incentive Plan, as amended.

(cc) “Restricted Share” means any Share granted under Sections 7 or 10 of the Plan.

(dd) “Restricted Share Unit” means any unit granted under Sections 7 or 10 of the Plan.

(ee) “Retirement” means a Participant’s termination of employment in accordance with the provisions of the CoreCivic 401(k) Savings and Retirement Plan on or after such Participant’s Normal Retirement Date, as defined in such plan or, if a Participant is not covered by the CoreCivic 401(k) Savings and Retirement Plan, the Participant’s voluntary termination of employment on or after such Participant’s 62nd birthday.

(ff) “SEC” means the Securities and Exchange Commission or any successor thereto.

(gg) “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(hh) “Shares” means shares of common stock, $0.01 par value per share, of the Company.

(ii) “Share Reserve” has the meaning set forth in Section 4.1 hereof.

(jj) “Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Section 6 of the Plan that entitles the holder to receive, upon exercise of such stock appreciation right, an amount equal to the product of (i) the excess of (A) the Fair Market Value of one Share on the exercise date (or, if the Committee shall so determine, at any time during a specified period before or after the exercise date), over (B) the Grant Price per Share of such stock appreciation right, multiplied by (ii) the number of Shares covered by the stock appreciation right.

(kk) “Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain.

(ll) “Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(mm) “Vesting Period” means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

Section 3. Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2 or any other provision of the Plan, amend or modify the terms of any Award at or after grant with or without the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3 Action by the Committee. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award by the Committee. Subject to the Committee’s charter and applicable legal requirements (including the rules and regulations of the New York Stock Exchange), the Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

3.4 Delegation. Subject to the terms of the Plan, the Committee’s charter and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section. The Committee delegates the authority for ministerial administration of the Plan and Awards made under the Plan to the Company.

3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4. Shares Available for Awards.

4.1 Shares Available; Share Counting.

Subject to the provisions of Section 4.2 hereof, the maximum aggregate number of Shares which may be issued pursuant to all Awards after the Effective Date of this Plan is equal to (a) the sum of (i) 5,900,000 Shares plus (ii) 889,490 Shares which represents the number of Shares available for grant under the CoreCivic, Inc. 2020 Stock Incentive Plan (the “Original Plan”) as of February 28, 2022, less (b) one (1) Share for every Share that was subject to an Award granted after February 28, 2022 under the Original Plan (such aggregate amount, as further adjusted pursuant to this Section 4.1, the “Share Reserve”). Following the Original Effective Date of the Original Plan, no further grants have been made, nor shall be made, under the Prior Plan, and no further grants under the Prior Plan will be made under the Plan. Following the Effective Date, no further grants shall be made under the Original Plan. The number of Shares with respect to which Incentive Stock Options may be granted after the Effective Date shall be no more than 1,000,000. Each Share subject to the grant of an Award shall reduce the Share Reserve by one (1) Share. If any Award (or portion thereof) granted under this Plan shall expire, terminate, be settled in cash or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the Shares subject to such Award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for Awards under the Plan and the Share Reserve shall be increased in accordance with this Section 4.1.  If any Award (or portion thereof) granted under the Original Plan or Prior Plan shall thereafter expire, terminate, be settled in cash or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the Shares subject to such Award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for Awards under this Plan, and the Share Reserve shall be increased, in accordance with this Section 4.1. Any Shares that again become available for grant pursuant to this Section 4.1 shall be added back as one (1) Share. Notwithstanding the foregoing, Shares relating to any Award under the Plan, the Original Plan or the Prior Plan will not again become available for Awards under this Plan in the following circumstances: (i) Shares tendered or withheld in payment of the Option Price of an Option, (ii) Shares tendered or withheld to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, (iii) Shares repurchased by the Company with proceeds received from the exercise of an Option, and (iv) Shares subject to a Stock Appreciation Right that are not issued in connection with the Share settlement of that Stock Appreciation Right upon its exercise. Shares tendered or withheld to satisfy any tax withholding obligation with respect to the settlement or payment of Restricted Shares, Restricted Share Units and Performance Awards and Other Stock-Based Awards denominated in the full value of Shares shall again be available for Awards under the Plan. For purposes of this Section 4.1, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan; provided, however, that the number of Shares covered by a Performance Award or to which such Performance Award relates shall be counted against the aggregate number of Shares available for Awards under the Plan on the date such Performance Awards vest, if at all.

4.2 Adjustments. In the event that any unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend, dividend of Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Sections 422 and 409A of the Code, either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5. Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

Section 6. Stock Options and Stock Appreciation Rights.

6.1 Grant. Subject to the provisions of the Plan, including, without limitation, Section 3.4 and Section 6.6, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each such Award, the Option Price (or Grant Price) and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine.

6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. The Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. The Committee in its sole discretion shall establish the Grant Price at the time each SAR is granted. The Grant Price of an SAR may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the SAR is granted on the date of grant of such SAR. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Option Price of such Options or the Grant Price of such SARs, (ii) cancel such Options or SARS in exchange for a cash payment or any other Award, including substitute Options or SARs with a lower Option Price than the canceled Options or a lower Grant Price than the canceled SARs, or (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the New York Stock Exchange or such other principal securities exchange on which the Shares are traded, in each case without the approval of the Company’s stockholders.

6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.4, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing and except as provided in Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. The Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, (i) that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, (ii) that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws, and (iii) if such extension is not provided by the original Award Agreement, such extension shall not extend beyond the tenth anniversary of the applicable grant date.

(b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

(d) Payment of the Option Price shall be made (i) in cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of such cash (or cash equivalents) and Shares, or (iv) at the discretion of the Committee and subject to applicable securities laws, by (A) delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes or (B) the Company withholding Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price together with any applicable withholding taxes, subject to Section 15.6. Until the Participant has been issued the Shares subject to such Option exercise, they shall possess no rights as a stockholder with respect to such Shares.

(e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR, but a cash payment will be made in lieu thereof.

6.5 Transferability of Options. Except as provided in this Section 6.5, no Options or SARs shall be (i) transferable otherwise than by will or the laws of descent and distribution, or (ii) exercisable during the lifetime of the Participant by anyone other than the Participant. Non-Qualified Stock Options granted to a Participant may be transferred by such Participant to a permitted transferee (as defined below), provided that (i) such Non-Qualified Stock Options shall be fully vested; (ii) there is no consideration for such transfer (other than receipt by the Participant of interest in an entity that is a permitted transferee); (iii) the participant (or such Participant’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Non-Qualified Stock Options; (iv) the Participant shall notify the Company in writing prior to such transfer and disclose to the Company the name and address of the permitted transferee and the relationship of the permitted transferee to the Participant; and (v) such transfer shall be effected pursuant to transfer documents in a form approved by the Company. A permitted transferee may not further assign or transfer any such Non-Qualified Stock Options otherwise than by will or the laws of descent and distribution. Following the transfer of Non-Qualified Stock Options to a permitted transferee, such Non-qualified Options shall continue to be subject to the same terms and conditions that applied to them prior to their transfer by the Participant, except that they shall be exercisable by the permitted transferee to whom such transfer was made rather than by the transferring Participant. For the purposes of the Plan, the term “permitted transferee” means, with respect to a Participant, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including adoptive relationships, and (ii) a trust, partnership or other entity in which the Participant or the persons described in clause (i) above have more than fifty percent of the beneficial interest.

6.6 Minimum Vesting Period. Except for Substitute Awards, or in connection with the death or Disability of the Participant, or in the event of a Change in Control, Options and SARs shall have a Vesting Period of not less than one (1) year from the date of grant; provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.

Section 7. Restricted Shares and Restricted Share Units.

7.1 Grant.

(a) Subject to the provisions of the Plan, including, but not limited to, Section 7.5, and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share Award and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines or the Award Agreement so provides, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share Award or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions under which restrictions on the Shares may lapse or that will subject the Shares to forfeiture and transfer restrictions, including the Performance Objectives. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share Awards and Restricted Share Unit Awards.

7.2 Delivery of Restricted Shares and Transfer Restrictions.

(a) At the time of grant of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant receiving the Award. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b) Unless otherwise provided in the applicable Award Agreement, a Participant receiving an Award of Restricted Shares shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant or as provided in the applicable Award Agreement, all of the Shares shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment (or other service-providing capacity) of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Any dividends payable with respect to the Restricted Shares (whether in the form of cash, Shares, other securities of the Company or any other property) shall be subject to the same restrictions, terms and conditions as such Restricted Shares and paid to the Participant only if, when and to the extent the restrictions on such Restricted Shares lapse.

7.3 Termination of Restrictions on Restricted Shares. At the end of the restricted period and provided that any other restrictive conditions of a Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form).

7.4 Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Except as otherwise provided herein, a Participant receiving a grant of Restricted Share Units shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed and any Shares payable thereunder have been delivered to the Participant. The applicable Award Agreement will specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Share Units at the time of any payment of dividends to stockholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to receive dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of Restricted Share Units then credited to the Participant, and (ii) no dividend equivalents shall be paid on unvested Restricted Share Units until such Restricted Share Units have vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of. In addition, except as otherwise determined by the Committee at or after grant or as may otherwise be provided in any Award Agreement (but in any event subject to Section 7.5) all Restricted Share Units and all rights of the Participant to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment (or other service-providing capacity) of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

7.5 Minimum Vesting Period. Except for Substitute Awards, or the death or Disability of the Participant, or in the event of a Change in Control, Restricted Share Awards and Restricted Share Unit Awards (including those issued as or as payment for Performance Awards) shall have a Vesting Period of not less than one (1) year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.

Section 8. Performance Awards.

8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Objectives during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Objectives to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment without the consent of the affected Participant; provided further, that the minimum Vesting Period requirements set forth in Section 6.6 and Section 7.5 shall apply to grants of Performance Awards hereunder. No Performance Award shall have a term in excess of ten (10) years.

8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment (or other service-providing capacity) prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. The Committee may, in its discretion, waive any Performance Objectives and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9. Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Section 6, Section 7 or Section 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award; provided further, that the minimum Vesting Period requirements set forth in Section 6.6 and Section 7.5 and the treatment of dividends and dividend equivalents as set forth in Section 15.2 shall apply to Other Stock-Based Awards. No Other Stock-Based Award shall have a term in excess of ten (10) years.

Section 10. Non-Employee Director Awards.

10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2 Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, shall not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to the applicable limit in this Section 10.2 for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.

Section 11. Transfers and Leaves of Absence.

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment or other service-providing capacity without an intervening period of separation among the Company or any other Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (or other Subsidiary) during such leave of absence.

Section 12. Termination of Employment.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment (or other service-providing capacity) with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13. Change in Control.

Unless otherwise provided in an Award Agreement at or after grant, or by the Committee by resolution prior to a Change in Control, a Change in Control shall not affect the vesting or exercisability of, or restrictions applicable to, outstanding Awards.

Section 14. Amendment and Termination.

14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement (including the rules and regulations of the New York Stock Exchange) for which or with which the Board deems it necessary or desirable to comply.

14.2 Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant under any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, subject to any restrictions otherwise set forth in the Plan.

14.4 Recoupment of Awards. Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

Section 15. General Provisions.

15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement, but in no event shall an Award be transferred to a third party for consideration. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award (excluding Options and SARs other than in connection with Section 4.2) may provide the Participant with dividends or dividend equivalents. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest or be reinvested into additional Shares. In the case of dividends or dividend equivalents credited in connection with Performance Awards or Other Stock-Based Awards, dividends or dividend equivalent rights, if any, shall be credited as additional Performance Awards or Other Stock-Based Awards (including cash if so determined by the Committee) and paid to the Participant only if and when, and to the extent that, payment is made pursuant to such Award.

15.3 Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable performance period and the last day of the “applicable 2 1⁄2 month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

15.4 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6 Withholding. The Company shall have the right to deduct from any payment made under the Plan, or from any compensation or other amount owing to a Participant by the Company, any Affiliate or any Subsidiary, any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise, vesting or payment of any Award that the Participant pays to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes; provided however, that the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time (if any) as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment or other relevant date as determined by the Committee. In no event will the Fair Market Value of the Shares to be withheld and delivered pursuant to this Section 15.6 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Stock Options. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.7 Award Agreements. Each Award hereunder shall be evidenced by a form of Award Agreement approved by the Board that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units or other types of Awards provided for hereunder.

15.9 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.

15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 15.5 by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance or other identification number; salary; nationality; job title(s); any shares held in the Company or its Subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipient’s country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 15.15 in writing, without cost, by contacting the local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 15.15. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16. Term of the Plan.

16.1 Effective Date. The Original Plan was originally effective on May 14, 2020 (the “Original Effective Date”). This Plan shall be effective as of May 12, 2022 (the “Effective Date”), provided that the Plan has been approved by the Company’s stockholders at the Company’s 2022 virtual annual meeting of stockholders. Except as otherwise provided in this Plan, any Award made under the Plan on or after the Effective Date shall be subject to the terms of this Plan, any Award made under the Original Plan prior to the Effective Date shall be subject to the terms of the Original Plan.

16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Original Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Original Effective Date.